Exhibit 99.1

Z Trim Holdings, Inc. – May 6, 2015

Seasoned Food Industry Executive Joins Z Trim as Chief Financial Officer

Companies Mentioned
PK:ZTHO
5/7/2015 [ACCESSWIRE]

MUNDELEIN, IL - (ACCESSWIRE – May 6, 2015) - Z Trim Holdings, Inc. (“ZTH”) (OTC Markets: ZTHO – News), an AgriTech company providing value-added ingredients to a variety of industries, today announced the addition of Anthony Saguto to the Z Trim management team as Chief Financial Officer to replace John Elo effective May 18, 2015.  The Company also announced the retirement of longtime board member Brian Israel who served for 8 years.

Mr. Saguto has spent over 25 years in corporate finance management at prominent food manufacturing firms such as Kronos Foods, Foulds, Rymer Foods and Beatrice.  From 1994 to 2011, he was Controller and Chief Financial Officer of Stampede Meat, a beef, pork and poultry producer where he was a member of the founding management team.  Stampede was sold in 2007 to Fairmont Capital for $127 million.  He received his undergraduate degree in accounting at the University of Illinois at Chicago and passed the CPA exam. Mr. Saguto will take over from retiring CFO John Elo.

"I’m looking forward to working with the Z Trim team," Saguto said. "I believe that this company is on the verge of a breakout with both its multifunctional Z Trim and its prebiotic soluble fiber BFG poised to make foods we all eat every day healthier while providing significant cost savings for its customers.  I am confident my colleagues across the food industry will be very interested in learning more about these innovative products."

"We appreciate John Elo’s service to the company and wish him well in retirement," said Ed Smith, Z Trim's CEO. "We are fortunate to have found Tony Saguto, who will provide substantial depth to our management team.  In addition to his track record of success at Stampede, we expect that his food industry experience and contacts will help us tremendously as we increase our penetration of the meat industry."

Board Chairman Mo Garfinkle commented on retired External Director Brian Israel, saying “Brian is a strong and dedicated leader. Z Trim benefited from Brian’s advice and counsel and the many hours he dedicated to making Z Trim a better company since 2007. We thank him for his many years of service and wish him and his family the best going forward.”

ABOUT Z TRIM®

Z Trim Holdings, Inc. (www.ztrim.com) is an AgriTech company that owns existing, and has developed new, products and processes to transform biomass for uses in the food and industrial markets. Using revolutionary technology designed to produce value-added ingredients across virtually all food industry categories, the Company’s food division currently sells a line of products that can help food manufacturers reduce their costs and solve many production problems. These all-natural ingredients, among other things, help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity -- all without degrading the taste and texture of the finished products. Perhaps most significantly, Z Trim's products can help extend yields, and thereby increase its customers' gross margins. The Company's industrial division, opened in 2012, offers eco-friendly ingredients to oil drilling, hydraulic fracturing, petroleum coke, steel/aluminum, paper and other industries. These industrial ingredients are highly functional in applications for adhesives, binders, viscofiers and emulsifiers.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include statements regarding the Company being on the verge of  a breakthrough and its potential for growth, the ability of the Company’s products to make food healthier and reduce cost, the contribution to be derived from the appointment of Anthony Saguto as Chief Financial Officer. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements including the Company’s ability to integrate Anthony Saguto into its organization and its ability to grow. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors contained in the filings. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Media and Investor Relations:

Steve Cohen

(847) 549-6002

mediarelations@ztrim.com